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                                                                     EXHIBIT 4.1




                           RANDALLS FOOD MARKETS, INC.

                            ESOP/401(k) SAVINGS PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1997)




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                           RANDALLS FOOD MARKETS, INC.
                            ESOP/401(k) SAVINGS PLAN
                   (Amended and Restated as of April 1, 1997)

                                  WITNESSETH:

        WHEREAS, effective June 24, 1986, the Employer established the Randall's Food Markets, Inc. Salaried Employee Stock Ownership Plan and its related trust (collectively the "Salaried ESOP") so as to enable its eligible salaried employees to acquire a proprietary interest in capital stock of the Employer; and

        WHEREAS, effective June 24, 1986, the Employer established the Randall's Food Markets, Inc. Hourly Paid Employee Stock Ownership Plan and its related trust (collectively the "Hourly ESOP") so as to enable its eligible hourly paid employees to acquire a proprietary interest in capital stock of the Employer; and

        WHEREAS, effective January 1, 1994, the Employer merged the Hourly ESOP into the Salaried ESOP, and the surviving plan was renamed the Randalls Food Markets, Inc. Employee Stock Ownership Plan (the "Combined ESOP"); and

        WHEREAS, in Section 9.1 of the Combined ESOP, the Employer reserved the right to amend the Combined ESOP at any time; and

        WHEREAS, the Employer desires to amend the Combined ESOP to (i) freeze the ESOP portion of the Combined ESOP, and (ii) add a cash or deferred arrangement feature under Code Section 401(k).

        NOW, THEREFORE, effective April 1, 1997, subject to a favorable determination from the Internal Revenue Service with respect to the qualification hereof, the Employer hereby renames the Combined ESOP the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan (the "Plan") and amends and restates the Plan. The terms of this amendment and restatement shall apply only to (i) those individuals who are Former Participants with an Account balance on April 1, 1997, but only with respect to the investment and distribution of such Accounts, and (ii) those individuals who are Participants on or after April 1, 1997. The amended and restated Plan shall read as follows:



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                                   ARTICLE 1.
                                   DEFINITIONS

        1.1 "Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant.

        1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.3 "Administrator" means the "Randalls Employee Benefits Committee" designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

        1.4 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which include the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

        1.5     "Anniversary Date" means the last day of the Plan Year.

        1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
7.2 and 7.6.

        1.7     "Code" means the Internal Revenue Code of 1986, as amended.

        1.8 "Company Stock" shall mean common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations in which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

        1.9 "Company Stock Account" shall mean the account of a Participant which is or has been credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund, or any funds received in exchange for tendered shares of Company Stock in accordance with
Section 8.3. Effective April 1, 1997, the balance in each Participant's Company Stock Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.



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        1.10    "Compensation" shall mean a Participant's wages for the Plan
Year within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For purposes of this Section, the determination of Compensation shall be made by excluding bonuses and including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

        Compensation shall be recognized as of an Employee's effective date of participation pursuant to Section 3.3.

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA `93 Annual Compensation Limit." The "OBRA `93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA `93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

        Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA `93 Annual Compensation Limit" set forth in this Section.

        If Compensation for any prior Determination Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA `93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA `93 Annual Compensation Limit" is $150,000.

        1.11 "Contract" or "Policy" shall mean a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

        1.12 "Current Obligations" shall mean Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

        1.13 "Deferred Compensation" with respect to any Participant means that portion of such Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to
Section 4.2, excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.11(a).



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        1.14    "Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Qualified Non-Elective Contributions.

        1.15 "Elective Contribution" means the contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.2.

        1.16 "Eligible Employee" means any Employee who has satisfied the provisions of Section 3.1.

        1.17 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, will not be eligible to participate in the Plan.

        The term "Employee" shall also include any leased employee which, effective January 1, 1997, means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any leasing organization has performed services for the recipient on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the Employer.

        A leased employee shall not be considered an Employee of the Employer if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation (as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(e)(3), 402(h) or 403(b)), (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce.

        Leased employees will not be eligible to participate in the Plan.

        1.18 "Employee After-Tax Account" shall mean the account which is credited with the shares of Company Stock and Investment Funds resulting from the Participant's Employee contributions made prior to April 1, 1997. Any balance in the Employee After-Tax Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. Prior to April 1, 1997, the Employee After-Tax Account was referred to as the "ESOP Contribution Account."



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        1.19    "Employer" means Randalls Food Markets, Inc., a Texas
corporation and any Participating Employer (as defined in Section 11.1) which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan.

        1.20 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

        1.21 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Matching Contributions and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.8(a).

        1.22 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.6(a). Excess Contributions shall be treated as "annual additions" pursuant to Section 4.10(b).

        1.23 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to
Section 4.2(g) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.10(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.6(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(f).

        1.24 "Exempt Loan" shall mean a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations and Section 54.4975-7(b) of the Treasury Regulations and Section 5.3 hereof.

        1.25 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

        1.26 "Fiscal Year" means the Employer's accounting year of not less than fifty-two (52) nor more than fifty-three (53) weeks ending on the last Saturday in June.



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        1.27    "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                (a) the distribution of the entire Vested portion of a Participant's Account, or

                (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

        1.28 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

        1.29 "414(s) Compensation" means, with respect to any Participant, such Participant's "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Participant shall include "414(s) Compensation" for the entire twelve month period ending on the last day of such Plan Year. For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA `93 Annual Compensation Limit." The "OBRA `93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA `93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

        Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA `93 Annual Compensation Limit" set forth in this Section.

        If Compensation for any prior Determination Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA `93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA `93 Annual Compensation Limit" is $150,000.

        1.30 "415 Compensation" means compensation as defined in Section 4.10(d) of the Plan.



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        1.31    "Highly Compensated Employee" means any Employee or former
Employee who is a highly compensated employee as defined in Code Section 414(q) and the Regulations thereunder. Generally, any Employee or former Employee is considered a Highly Compensated Employee if such Employee or former Employee performed services for the Employer during the "determination year" and is one or more of the following groups:

                (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners." "Five-percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000. In determining whether an individual has "415 Compensation" of more than $75,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

                (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty (20) percent of the Employees when ranked on the basis of "415 Compensation" paid during the year. For the purpose of determining the number of Employees in the top-paid group,
        (a) Employees with less than six (6) months of service; (b) Employees who normally work less than 172 hours per week; (c) Employees who normally work less than six (6) months during a year; (d) Employees who have not yet attained age 21; and (e) except to the extent provided in Regulations, Employees who are included in a unit of Employees covered by a collective bargaining agreement between employee representatives and the Employer shall be excluded. In determining whether an individual has "415 Compensation" of more than $50,000, "415 Compensation" from each employer required to be aggregated under Code Section 414(b), (c),
        (m) and (o) shall be taken into account.

                (d) Employees who during the "look-back year" were officers as defined in Section 1.36(a) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, the Employees excluded in paragraph (c) above for purposes of determining the top-paid group shall be excluded. However, such Employees shall still be considered for the purpose of identifying the particular



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        Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

        The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period."

        Notwithstanding the foregoing, for Plan Years beginning after December 31, 1996, "Highly Compensated Employee" shall mean any Employee who is in one or more of the following groups:

                (a) Employees who at any time during the Plan Year being tested or the prior Plan Year were "five-percent owners."

                (b)     Employees who, during the prior Plan Year:

                        (1) received "415 Compensation" in excess of $80,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with Code Section 414(q)(1)), and

                        (2) if the Employer elects the application of this clause (2) for the prior Plan Year, was in the top-paid group of employees for the prior Plan Year.

        A former Employee shall be treated as a Highly Compensated Employee if
(1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

        For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a participant's gross income by reason of the application of Code
Section 403(b).



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        In determining who is a Highly Compensated Employee, Employees who are
non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Employers shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of leased employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans.

        1.32 "Highly Compensated Participant" shall mean any Highly Compensated Employee who is eligible to participate in the Plan.

        1.33 "Hour of Service" shall mean (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period;
(2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, involuntary military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages.

        Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

        For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

        An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

        1.34 "Investment Funds" means the funds into which the assets of the Trust Fund shall be invested as set forth in Section 4.13.



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        1.35    "Investment Manager" means any person, firm or corporation who is a registered investment adviser under the Investment Advisers Act of 1940, a bank or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

        1.36 "Key Employee" means those Employees defined in Code Section 416(i) and the Treasury Regulations thereunder. Generally, they shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is:

                (a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year. Whether an individual is an officer shall be determined by the Employer on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                        (1)     Fifty (50) Employees; or

                        (2) Ten percent (10%) of the Employees or, if greater than ten percent (10%), three (3) Employees.

                For this purpose, the highest paid officers shall be selected. For purposes of determining the number of officers taken into account, Employees excluded for purposes of determining the top-paid group pursuant to Section 1.31(c) shall be excluded.

                (b) one of the ten Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (2%) interest and the largest interests in the Employer.

                (c)     a "five percent owner" of the Employer.

                (d) a "one percent owner" of the Employer having annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) at least one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer.

        1.37 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.



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        1.38    "Matching Contribution" means the contributions to the Plan that are made pursuant to Section 4.1(a)(2).

        1.39 "Matching Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Matching Contributions.

        1.40 "Non-Highly Compensated Employee" means any Employee or former Employee who is not a Highly Compensated Employee.

        1.41 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

        1.42 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

        1.43 "Non-Texas Resident" means a Participant who is not a resident of the State of Texas.

        1.44 "Non-Top Heavy Plan Year" means a Plan Year which is not a Top Heavy Plan Year.

        1.45 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Account upon attaining his Normal Retirement Age.

        1.46 "1-Year Break in Service" means a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer. An Employee shall not incur a 1-Year Break in Service for the Plan Year in which he becomes a Participant, dies, retires or suffers Total and Permanent Disability. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

        "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the

Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

        1.47 "Other Investments Account" shall mean the account of a Participant which is credited with his share of Forfeitures.

        1.48 "Participant" shall mean any Eligible Employee who elects to participate in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

        1.49 "Plan" shall mean this instrument, including all amendments thereto.

        1.50 "Plan Year" means the Plan's accounting year of not less than fifty-two (52) nor more than fifty-three (53) weeks ending on the last Saturday in June.

        1.51 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan made pursuant to Section 4.7(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the Actual Deferral Percentage tests of Section 4.6(a).

        In addition, the Employer's contributions to the Plan that are made pursuant to Section 4.9(f) and used to satisfy the Actual Contribution Percentage tests of Section 4.8(a) shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.2(d) and 4.2(e).

        1.52 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

        1.53 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

        1.54 "Retirement Date" means the date as of which a Participant retires, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 7.1).

        1.55    "Super Top Heavy Plan" means a plan described in Section 2.2(b).

        1.56 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet become a Forfeiture during any Plan Year.

        1.57 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

        1.58    "Top Heavy Plan" means a plan described in Section 2.2(a).

        1.59 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

        1.60 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

        1.61 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

        1.62 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

        1.63 "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

        1.64 "Vested" means the portion of a Participant's Account that is nonforfeitable.

        1.65    "Year of Service" shall mean the computation period of twelve
(12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service.

        For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

        For vesting purposes, a Year of Service shall be all Years of Service in which an Employee completes 1,000 Hours of Service with the Employer commencing from the Employee's date of hire. Notwithstanding the foregoing, vesting service under the Tom Thumb Food & Drugs, Inc. Profit Sharing Plan shall count for vesting purposes under this Plan.

        Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Code Sections 414(b) and 414(c)), is a member of an affiliated service group (as defined by Code Section 414(m)), or with any other entity required to be aggregated with an Employer under Code Section 414(o) shall be recognized.

                                   ARTICLE 2.
                          TOP HEAVY AND ADMINISTRATION

        2.1     Top Heavy Plan Requirements

                (a) For any Top Heavy Plan Year, the Plan shall provide the following:

                        (1) special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan;

                        (2)     special minimum allocation requirements of Code
                Section 416(c) pursuant to Section 4.5 of the Plan.

        2.2     Determination of Top Heavy Status

                (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). If a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any Accrued Benefit for such Participant or Former Participant (and the Aggregate Account of such individual) shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                        (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                        (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                        (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's Account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                        (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                        (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                        (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                        (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c),
                (m) and (o) are treated as the same employer.

                (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                        (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                        In the case of a Required Aggregation Group, each
                plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                        (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                        In the case of a Permissive Aggregation Group, only a
                plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                        (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                        (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code
        Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the

        Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                        (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                        (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

        2.3     Powers and Responsibilities of the Employer

                (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

                (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                (c) The Employer may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the written directives of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

                (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

        2.4     Assignment and Designation of Administrative Authority

        Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. The Employer shall notify the Trustee of the name or names of the persons authorized to act as Administrator of the Plan. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. Until notified by the Employer that a person or persons is no longer the Administrator, the Trustee may continue to rely on the authority of such person.

        The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

        2.5     Allocation and Delegation of Responsibilities

        If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. Promptly upon receipt of such written acceptance, the Employer shall notify the Trustee of the responsibilities of each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

        2.6     Powers and Duties of the Administrator

        The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons; provided however, all determinations with regard to the Trustee shall be made by the Employer. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

        The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

                (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                (d) to maintain all necessary records for the administration of the Plan;

                (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

                (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                (i) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

        2.7     Records and Reports

        The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

        2.8     Appointment of Advisers

        The Administrator or the Trustee may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

        2.9     Information from Employer

        To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

        2.10    Payment of Expenses

        All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

        2.11    Majority Actions

        Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

        2.12    Claims Procedure

        Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

        2.13    Claims Review Procedure

        Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 3.
                                   ELIGIBILITY

        3.1     Conditions of Eligibility

        Any Employee who has completed one (1) Year of Service and has reached his twenty-first (21st) birthday shall be eligible to participate hereunder as of the date he has satisfied such requirement.

        3.2     Application for Participation

        In order to become a Participant hereunder, each Eligible Employee must make application to the Employer for participation in the Plan and agree to the terms hereof and properly authorize the Employer to make payroll deductions for Participant's contributions as provided in Section 4.1. Upon his participation in this Plan, such Employee shall automatically be bound by the terms and conditions of the Plan and all amendments hereto.

        3.3     Effective Date of Participation

        An Employee who has become eligible to be a Participant shall become a Participant effective as of the Sunday next following the date such Employee met the eligibility requirements of Section 3.1 and applied for participation pursuant to Section 3.2, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

        3.4     Determination of Eligibility

        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with the Plan and the Act. Such determination shall be subject to review per Section 2.13.

        3.5     Termination of Eligibility

        In the event a Participant shall go from a classification of an Eligible Employee to a noneligible Employee, such Participant shall become a Former Participant and shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                                   ARTICLE 4.
                           CONTRIBUTION AND ALLOCATION

        4.1     Employer Contribution

                (a)     For each Plan Year, the Employer shall contribute to the
        Plan:

                        (1) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Elective Contributions; plus

                        (2)     A contribution equal to 100% of each
                Participant's Elective Contribution, which amount shall be deemed the Matching Contribution. In applying the matching percentage in the previous sentence, only Elective Contributions up to 5% of Compensation shall be considered.

                (b) The Employer Contributions for any Plan Year, subject to the limitation provided above, shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code
        Section 404.

                (c) To the extent necessary to provide the top heavy minimum allocations as set forth in Section 4.5(j), the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

        4.2     Participant's Salary Reduction Election

                (a) Each Participant may elect to defer from one percent (1%) to fifteen percent (15%) (in whole percentage points) of his Compensation subject to the limitations of this Section. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and shall be allocated to the Participant's Elective Account. Elections by Participants pursuant to this Section shall be effective as soon as administratively possible in relation to the payroll procedures of the Employer.

                (b) At any time during the Plan Year, a Participant may change his election as to the rate of Deferred Compensation upward or downward within the foregoing limitations, to be effective as of the first pay period following such change. A notice of election change shall be made in accordance with procedures established by the Administrator.

                (c) A Participant may temporarily suspend Elective Contributions under the Plan, as of the first day of any pay period without terminating his participation in the Plan, in accordance with procedures established by the Administrator. A Participant may resume Elective Contributions, specifying the first day of the pay period in which Elective Contributions are to resume, in accordance with procedures established by the Administrator.

                (d) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

                (e) Amounts held in a Participant's Elective Account may not be distributable prior to the earlier of:

                        (1) his separation from service, Total and Permanent Disability, or death;

                        (2)     his attainment of age 592;

                        (3) termination of the Plan without establishment of a "successor plan," as that term is described in Regulation 1.401(k)-1(d)(3) by the Employer or an Affiliated Employer;

                        (4) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets of an Employer's trade or business (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

                        (5) the date of the sale by the Employer or an Affiliated Employer of substantially all of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary; or

                        (6) proven financial hardship, subject to the limitations of Sections 4.2(h) and 7.14.

                (f) A Participant's Deferred Compensation made pursuant to this Plan and all other plans, contracts or arrangements of the Employer shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with
        Section 4.2(g). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                (g) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount, and any income allocable to such amount, to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and income shall be treated as a pro rata distribution of Excess Deferred Compensation and income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                        (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                        (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

                        (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                Any distribution made pursuant to this Section 4.2(g) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation.

                (h) In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section 7.14, or pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf until the first day of the calendar quarter following a period of twelve (12) months following the receipt of distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

                (i) The Employer and/or the Administrator shall adopt any procedures necessary to implement the salary reduction elections provided for herein.

                (j) All amounts allocated to a Participant's Elective Account shall be invested pursuant to Section 4.13.

                (k) In any case, where any of the foregoing provisions of this Section 4.2 are not in conformity with regulations of the Department of the Treasury that are from time to time promulgated, the nonconforming provision may be amended retroactively to assure conformity.

        4.3     Amount of Employer's Contribution

        The Employer shall determine the amount of contribution to be made to the Plan. In determining such contribution, the Employer shall be entitled to rely upon an estimate of the total Compensation for all Participants and the Participant's Elective Contributions. The Employer's determination of such contribution shall be binding on all Participants, the Employer, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

        4.4     Time of Payment of Employer's Contribution

        Employer contributions will be paid in cash or other property within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Employer's fiscal year. Notwithstanding the foregoing, Employer contributions with respect to Non-Texas Residents shall be paid in cash. Property contributed to the Plan will be valued at its then fair market value.

        Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event by the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash, unless such time period may be extended pursuant to regulations promulgated by the Department of Labor. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

        Notwithstanding the above, to the extent that the Plan has Current Obligations, the Employer's contribution will be paid to the Plan in cash in sufficient timely amounts to meet the terms of Current Obligations.

        4.5     Allocation of Contribution, Earnings and Forfeitures

                (a) The Administrator shall establish and maintain certain accounts in the name of each Participant to which the Administrator shall credit all amounts allocated to each such Participant as hereafter set forth. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years and Non-Top Heavy Plan Years.

                (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Elective and Matching

        Contributions for each Plan Year. Within 45 days after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                        (1) With respect to the Elective Contribution made pursuant to Section 4.2, to each Participant's Elective Account in an amount equal to the Participant's Deferred Compensation for the year.

                        (2) With respect to the Matching Contribution made pursuant to Section 4.1(a)(2), to each Participant's Matching Contribution Account in accordance with Section 4.1(a)(2). Except, however, a Participant who does not perform an Hour of Service on the last day of a calendar quarter shall not share in the Matching Contribution for that calendar quarter, unless required pursuant to Section 4.5(l). A Participant who is eligible to share in the Matching Contribution shall immediately be Vested in any such Matching Contribution allocated to his Account.

                (c) The Company Stock Account of each Participant will be credited with his allocable share of the Investment Funds, Company Stock (including fractional shares) purchased and paid for by the Participants or the Plan, with Forfeitures of Company Stock and with stock dividends on Company Stock held in his Company Stock Account.

                Company Stock acquired by the Plan with the proceeds of an Exempt Loan will only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.5(g) herein. Company Stock acquired with the proceeds of an Exempt Loan will be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account. Notwithstanding the foregoing, no Non-Texas Resident shall maintain a Company Stock Account.

                (d) Net Income (or loss) of the Trust Fund will be determined as of the last day of each calendar quarter. Net Income (or loss) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's and Former Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than Participants' and Former Participants' Company Stock Account) as of such date. Each segregated account maintained on behalf of a Participant or Former Participant shall be credited or charged with its separate earnings and losses.

                Net Income (or Loss) does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan which have not been allocated to a Participant's Company Stock Account shall be used to repay such loan until the loan is fully repaid.

                (e) The Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section. Should the Administrator determine that the strict application of its accounting procedures will not result in an equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the Vested portion of a Participant's Account.

                (f) Separate accounts shall be maintained for all inactive Participants who have a Vested interest in the Plan. Such separate accounts shall not require a segregation of the Plan assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. All allocations will be made as of the Anniversary Date referred to in this Section.

                (g) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in assets withdrawn from the Unallocated Company Stock Suspense Account. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used to repay the Exempt Loan used to purchase such Company Stock. Any income which is not so used must be allocated as income of the Plan.

                (h) Cash dividends on shares of Company Stock allocable to Participants' Accounts may be paid to Participants, as determined in the sole discretion of the Administrator, within 90 days after the close of the Plan Year in which the dividend is paid.

                (i) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 7.4(d). The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts of those Participants who are actively contributing to this Plan as of the Anniversary Date and each other Participant who retired during the Plan Year ending on such Anniversary Date under Section 7.1 in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.10) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.11.

                Except, however, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless required pursuant to Section 4.5(l) or unless such Participant retires during the Plan Year.

                (j)     Minimum Allocations Required for Top Heavy Plan Years:
        Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation." However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of each Key Employee.

                Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

                (k) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contribution and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                (l) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan; and (3) been excluded from participation because of their level of Compensation.

                (m) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

                The extra minimum allocation (required by Section 4.10(n) to provide higher limitations) will not be provided.

                (n) For the purposes of this Section, "415 Compensation" shall be as defined in Section 4.10(d).

                (o) Any Participant who terminated employment during the Plan Year for any reason including death, Total and Permanent Disability or retirement, shall share only in the allocations of earnings or losses as provided in this Section. However, if any non-segregated account of a Participant has been distributed prior to the subsequent Anniversary Date or other valuation date, no earnings and losses shall be credited.

                (p) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                        (1) one account for nonforfeitable benefits attributable to pre-break service; and

                        (2) one account representing his status in the Plan attributable to post-break service.

        4.6     Actual Deferral Percentage Tests

                (a) For each Plan Year, the annual allocation derived from Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                        (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

                        (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                Notwithstanding the foregoing, for each Plan Year beginning after December 31, 1996, the annual allocation derived from Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                        (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group for the Plan Year being tested shall not be more than the "Actual

                Deferral Percentage" of the Non-Highly Compensated Participant group for the previous Plan Year multiplied by 1.25, or

                        (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group for the Plan Year being tested over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the previous Plan Year shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group for the Plan Year being tested shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the previous Plan Year multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                For purposes of this Section, the individuals taken into account in determining the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the previous Plan Year shall be those individuals who were Non-Highly Compensated Participants during the previous Plan Year, without regard to the individuals' status in the current Plan Year.

                For Plan Years beginning after December 31, 1996, the Employer may elect to apply the limit under this Section based on the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the Plan Year being tested rather than the previous Plan Year, but if the Employer so elects, such election may not be changed except as provided by the Secretary of Treasury.

                In the case of the first Plan Year beginning after December 31, 1996 for which this Plan provides for Elective Contributions, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the previous Plan Year shall be (i) three percent (3%), or
        (ii) if the Employer elects, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group determined for such Plan Year.

                To prevent the multiple use of the alternate method described in
        (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Elective Contributions pursuant to Section
        4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                (b) For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Employee in such group, of the amount of Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Employee's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Employee and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

                (c) For the purposes of Sections 4.6(a) and 4.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to
        Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

                (d) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans that include cash or deferred arrangements are considered one plan for the purposes of Code
        Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (d) only if they have the same plan year.

                Notwithstanding the above, an ESOP or the ESOP portion of this Plan may not be combined with the non-ESOP portion of this Plan for purposes of determining whether the ESOP or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

                (e) For the purposes of this Section, if a Highly Compensated Participant is a participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement that is part of an ESOP) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

                (f) Notwithstanding the above, the determination and treatment of Elective Contributions and the "Actual Deferral Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        4.7     Adjustment to Actual Deferral Percentage Tests

        In the event that the initial allocations of the Elective Contributions made pursuant to Section 4.2 do not satisfy one of the tests set forth in
Section 4.6(a), the Administrator shall adjust the Elective Contribution pursuant to the options set forth below:

                        (1) On or before the 15th day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions (as defined below) (and any income allocable to such portion) distributed to him until one of the tests set forth in Section 4.6(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process continues until one of the tests set forth in Section 4.6(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his Compensation.

                        (2) For Plan Years beginning after December 31, 1996, this paragraph (2) shall apply in the place of paragraph
                (1). On or before the 15th day of the third month following the end of each Plan Year, Excess Contributions (as defined below) shall be distributed to Highly Compensated Participants in accordance with the following procedure:

                                (i)     The dollar amount of Excess
                        Contributions for each Highly Compensated Participant shall be calculated. For this purpose, the amount of Excess Contributions for a Highly Compensated Participant for a Plan Year is the amount (if any) by which the employee's Elective Contributions must be reduced for the employee's actual deferral ratio to equal the highest permitted actual deferral ratio under the Plan.

                                To calculate the highest permitted actual
                        deferral ratio under the Plan, the actual deferral ratio of the Highly Compensated Participant with the highest actual deferral ratio is reduced by the amount required to cause the employee's actual deferral ratio to equal the percentage of the Highly Compensated Participant with the next highest actual deferral ratio. If a lesser reduction would enable the Plan to satisfy one of the tests under Section 4.6(a), only this lesser reduction may be made. This process is repeated until the Plan satisfies one of the tests under Section 4.6(a). The highest actual deferral ratio remaining under the Plan after the leveling is the highest permitted actual deferral ratio.

                                (ii)    The total dollar amounts calculated
                        under (i) above shall be determined. Such total amount shall be distributed in accordance with (iii) and (iv) below.

                                (iii) The Elective Contributions of the Highly Compensated Participant with the highest dollar amount of Elective Contributions shall be reduced by the amount required to cause that Highly Compensated

                        Participant's Elective Contributions to equal the dollar amount of the Elective Contributions of the Highly Compensated Participant with the next highest dollar amount of Elective Contributions. Such amount shall be distributed to the Highly Compensated Participant with the highest dollar amount of Elective Contributions. If more than one Highly Compensated Participant has the highest dollar amount of Elective Contributions, such amount shall be distributed equally to such Highly Compensated Participants. However, if a lesser reduction, when added to the total dollar amount already distributed under this paragraph (iii), would equal the amount determined under paragraph (ii), only the lesser reduction amount shall be distributed.

                                (iv) If the total amount distributed after the application of paragraph (iii) is less than the amount determined under paragraph (ii), the application of paragraph (iii) shall be repeated.

                In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Elective Account or the Participant's Deferred Compensation for the Plan Year.

                        (3) With respect to the distribution of Excess Contributions pursuant to this paragraph (a), such distribution:

                                (i) may be postponed, but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                                (ii)    shall be made simultaneously from
                        Deferred Compensation and matching contributions which relate to such Deferred Compensation;

                                (iii)   shall be adjusted for income; and

                                (iv) shall be designated by the Employer as a distribution of Excess Contributions (and income).

                        (4) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

                (b) Within twelve (12) months after the end of the Plan Year, if necessary, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.6(a). Such contribution shall be allocated to the Participant's Elective

        Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

                (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in
        Section 4.6(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.7(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.6(a).

        4.8     Maximum Contribution Percentage - Section 401(m) Test

                (a) For each Plan Year, the "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                        (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

                        (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points.

                Notwithstanding the foregoing, for each Plan Year beginning after December 31, 1996, the "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                        (1) 125 percent of such percentage for the Non-Highly Compensated Participant group for the previous Plan Year; or

                        (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group for the previous Plan Year, or such percentage for the Non-Highly Compensated Participant group for the previous Plan Year plus 2 percentage points.

                For purposes of this Section, the individuals taken into account in determining the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the previous Plan Year shall be those individuals who were Non-Highly Compensated Participants during the previous Plan Year, without regard to the individuals' status in the current Plan Year.

                The Employer may elect to apply the limit under this Section based on the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the Plan Year being tested rather than the previous Plan Year, but if the Employer so elects, such election may not be changed except as provided by the Secretary of Treasury.

                To prevent the multiple use of the alternative method described in (2) above and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals under any cash or deferred arrangement maintained by the Employer and to make Employee contributions or to receive matching contributions under this Plan or any other plan maintained by the Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

                (b) For the purposes of this Section and Section 4.9, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                        (1) the sum of Matching Contributions made pursuant to Section 4.1(a)(2) (and, for Plan Years beginning prior to April 1, 1997, Employee contributions) (collectively, "Aggregate Contributions") on behalf of each such Participant for such Plan Year; to

                        (2) the Participant's "414(s) Compensation" for such Plan Year.

                (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to
        Section 4.9(d), only Matching Contributions (and, for Plan Years beginning prior to April 1, 1997, Employee contributions) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to Section 4.1(a)(2) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

                (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph only if they have the same plan year.

                Notwithstanding the above, an ESOP or the ESOP portion of this Plan may not be combined with the non-ESOP portion of this Plan for purposes of determining whether the ESOP or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                (e) If a Highly Compensated Participant is a participant under two or more plans which are maintained by the Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan. For purposes of this paragraph, contributions under a plan that is an ESOP may not be aggregated with contributions under a plan that is not an ESOP.

                (f) For purposes of Sections 4.8(a) and 4.9, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Matching Contributions made pursuant to Section 4.1(a)(2) allocated to his account for the Plan Year.

        4.9     Adjustment to Actual Contribution Percentage Tests

                (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.8(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio his Excess Aggregate Contributions (and income allocable to such contributions) until either one of the tests set forth in Section 4.8(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.8(a) is satisfied.

                In lieu of the previous paragraph, for Plan Years beginning after December 31, 1996, in the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.8(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan
        Year) shall direct the Trustee to distribute Excess Aggregate Contributions in accordance with the following procedure:

                        (1) The dollar amount of Excess Aggregate Contributions for each Highly Compensated Participant shall be calculated. For this purpose, the amount of Excess Aggregate Contributions for a Highly Compensated Participant for a Plan Year is the amount (if any) by which the employee's Aggregate

                Contributions must be reduced for the employee's actual contribution ratio to equal the highest permitted actual contribution ratio under the Plan.

                        To calculate the highest permitted actual contribution
                ratio under the Plan, the actual contribution ratio of the Highly Compensated Participant with the highest actual contribution ratio is reduced by the amount required to cause the employee's actual contribution ratio to equal the percentage of the Highly Compensated Participant with the next highest actual contribution ratio. If a lesser reduction would enable the Plan to satisfy one of the tests under Section 4.8(a), only this lesser reduction may be made. This process is repeated until the Plan satisfies one of the tests under Section 4.8(a). The highest actual contribution ratio remaining under the Plan after the leveling is the highest permitted actual contribution ratio.

                        (2) The total dollar amounts calculated under (1) above shall be determined. Such total amount shall be distributed in accordance with (3) and (4) below.

                        (3) The Aggregate Contributions of the Highly Compensated Participant with the highest dollar amount of Aggregate Contributions shall be reduced by the amount required to cause that Highly Compensated Participant's Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Participant with the next highest dollar amount of Aggregate Contributions. Such amount shall be distributed to the Highly Compensated Participant with the highest dollar amount of Aggregate Contributions. If more than one Highly Compensated Participant has the highest dollar amount of Aggregate Contributions, such amount shall be distributed equally to such Highly Compensated Participants. However, if a lesser reduction, when added to the total dollar amount already distributed under this paragraph
                (3), would equal the amount determined under paragraph (2), only the lesser reduction amount shall be distributed.

                        (4) If the total amount distributed after the application of paragraph (3) is less than the amount determined under paragraph (2), the application of paragraph (3) shall be repeated.

                (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and income thereon. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income).

                (c) Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

                (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the Matching Contributions made pursuant to Section 4.1(a)(2) (and, for Plan Years beginning prior to April 1, 1997, Employee contributions) and any qualified non-elective contributions or elective deferrals taken into account pursuant to
        Section 4.8(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Matching Contributions and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c) on behalf of the Highly Compensated Participant for such Plan Year.

                (e) If during a Plan Year the projected aggregate amount of Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in
        Section 4.8(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.9(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.8(a).

                (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.8(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.6(a).

        4.10    Maximum Annual Additions

                (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or
        (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for purposes of Section 4.10(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code
        Section 408(k).

                The limitations of Code Section 415 shall not apply to (1) Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and (2) Employer contributions which are deductible under Code
        Section 404(a)(9)(B) and charged against a Participant's Account, if no more than one-third of the Employer contributions for the year which are deductible under Code Section 404(a)(9) are allocated to the Participants' Accounts of Highly Compensated Employees.

                (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" means a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year. "415 Compensation" for a self-employed individual shall be equal to his earned income. "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code
        Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an

        Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

                (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                (f) The limitation stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the regulations prescribed by the Secretary of the Treasury. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                (i)     For the purpose of this Section, if this Plan is a Code
        Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

                        (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                        (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                        (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                (k) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                (l) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant under the plan for such year, including any adjustments under Code
        Section 415(b).

                Notwithstanding the above, if the Participant was a participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
        Section 415 for all "limitation years" beginning before January 1, 1987.

                (m) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                (n) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in paragraph 4.10(l) and 4.10(m) unless the extra minimum allocation is being provided pursuant to Section 4.5. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

                (o) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

        4.11    Adjustment for Excessive Annual Additions

                (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for the Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of
        (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to
        Section 4.10.

                (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

        4.12    Transfers and Rollovers from Other Qualified Plans

                (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

                (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                (d) Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant's consent may be made.

                (e) All amounts allocated to a Participant's Rollover Account shall be invested in Investment Funds in accordance with the direction of the Participant pursuant to Section 4.13.

                (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                (g) Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be rolled over to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be rolled over meet the requirements of this Section.

                (h) A Participant's Rollover Account shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any protected benefits under Code Section 411(d)(6).

        4.13    Directed Investment Account

                (a) Participant's Accounts shall be invested at the Participant's election in the Investment Funds as the Administrator may approve for investment purposes. Except as provided in paragraph (c), a Participant may not direct the investment of his Company Stock Account. That portion of the Account of a Participant who directs the investment thereof shall be considered a Directed Investment Account which shall not share in Trust Fund earnings.

                (b) The Trustee shall divide the Trust Fund into the number and types of Investment Funds as the Administrator may approve for investment purposes. Designation by a Participant to the various Investment Funds shall be in increments of five percent (5%). The Administrator shall implement rules and requirements pertaining to changes by Participants in their investment allocations among the Investment Funds.

                (c) Each Qualified Participant who has not attained age sixty (60) may elect within ninety (90) days after the end of each calendar quarter or within ninety (90) days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25 percent of the Qualified Participant's Company Stock Account (to the extent such portion exceeds the amount to which a prior election under this subparagraph applies). Each Qualified Participant who has attained age sixty (60) may elect within ninety (90) days after the end of each calendar quarter or within ninety (90) days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of up to 100 percent of the Qualified Participant's Company Stock Account (to the extent such portion exceeds the amount to which a prior election under this subparagraph applies). If the Qualified Participant elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Trustee as to the investment of his Company Stock Account, the Qualified Participant may elect a distribution in cash or Company Stock of the portion of his Company Stock Account covered by the election within ninety (90) days after the last day of the period during which the election can be made.

                (d) For the purposes of this Section the following definitions shall apply:

                        (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

                        (2)     "Qualified Election Period" shall mean the six
                (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first becomes a Qualified Participant or (ii) the first Plan Year beginning after December 31, 1986.

                (e) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account. To the extent so directed, the Trustees are relieved of their fiduciary responsibilities as provided in Section 404 of the Act.

                                   ARTICLE 5.
                          FUNDING AND INVESTMENT POLICY

        5.1     Application of Cash

        Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

        5.2     Transactions Involving Company Stock

        All purchases or sales of Company Stock and the price of such purchases or sales shall be made as the Administrator instructs the Trustee. All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article 6 shall be applicable.

        5.3     Loans to the Trust

                (a) The Plan may borrow money for any lawful purpose, provided, the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

                        (1)     To acquire Company Stock.

                        (2)     To repay such loan.

                        (3)     To repay a prior Exempt Loan.

                (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

                        (1) The loan must be at a reasonable rate of interest;

                        (2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrower funds;

                        (3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.5(g);

                        (4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

                        (5) The loan must be for a specific term and may not be payable at the demand of any person, except in the cause of a default;

                        (6) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan; and

                        (7) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all Employer contributions made by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions and earnings until the Exempt Loan is repaid.

                (c) The term "disqualified person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

                                   ARTICLE 6.
                                   VALUATIONS

        6.1     Valuation of the Trust Fund

        The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Administrator shall have the duty of determining the fair market value (or sometimes referred to as "value") of Company Stock.

        For purposes of Section 5.2, 7.11 and this Section, valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value.

        6.2     Annual Statement

        The Administrator shall, as soon as possible after each Anniversary Date, but in any event no later than two hundred ten (210) days thereafter, furnish each Participant with a written statement showing as of the Anniversary Date and in comparative form for the prior Plan Year:

                (a) The balance in each of his accounts as of the preceding Anniversary Date.

                (b) The amount of Employer contributions and Forfeitures allocated to his accounts for the Plan Year.

                (c) The adjustment to his accounts to reflect his share of any dividends and the income and expenses of the Trust Fund for the Plan Year.

                (d) The new balances in each of his accounts, including the number of shares of Company Stock.

                (e) Such other information as may be required under the Act, the Code and regulations thereunder.

                                   ARTICLE 7.
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

        7.1     Determination of Benefits upon Retirement

        Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant's Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Sections 7.5 and 7.6.

        7.2     Determination of Benefits upon Death

                (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. On or before the Anniversary Date coinciding with or next following such death, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's Account to the Participant's Beneficiary.

                (b) On or before the Anniversary Date coinciding with or next following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute any remaining amounts credited to the account of such deceased Former Participant to such Former Participant's Beneficiary.

                (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

                (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                        (1) the spouse has waived her right to be the Participant's Beneficiary, or

                        (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                        (3)     the Participant has no spouse, or

                        (4)     the spouse cannot be located.

                In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                (f) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

        7.3     Determination of Benefits in Event of Disability

        In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or separation from service, all amounts credited to such Participant's Account shall become fully Vested. On or before the Anniversary Date coinciding with or next following the event of Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

        7.4     Determination of Benefits upon Termination

                (a) On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations per Section 4.5 until such time as a distribution is made to the Terminated Participant. The amount of the Terminated Participant's Account which is not Vested shall be credited to the Suspense Account (which will always share in gains and losses of the trust) and shall, subsequently, be allocated to the accounts of the remaining Participants in accordance with the terms of the Plan at such time as the amount becomes a Forfeiture.

                If a portion of a Participant's Account is forfeited, Company Stock allocated to such account must be forfeited only after the Other Investment Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the discretion of the Administrator, but subject to Section 7.5(i), the Administrator may direct the Trustee to cause the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant.

                Terminated Participants who are under the age of fifty-five (55) at the time of termination may elect distribution of all or part of the Vested portion of their Participant's Account. The distribution will be made as soon as administratively possible after the end of the calendar quarter of termination. If the total amount of the vested portion of the Participant's Account does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, distribution will automatically be made at the time of termination.

                (b) Effective April 1, 1997, each active Participant shall immediately become fully Vested in his Account. Each other Participant shall become fully Vested in his Account immediately upon entry into the Plan.

                (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                        (1)     the adoption date of the amendment,

                        (2)     the effective date of the amendment, or

                        (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                        (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts.

                        (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                                (i)     If a Former Participant has a 1-Year
                        Break in Service, his pre-break and post-break service shall be used for computing Years of

                        Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                                (ii) Each non-vested Former Participant shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal five (5);

                                (iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                                (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                                (v) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

        7.5     Distribution of Benefits

                (a) The Administrator, in accordance with the Participant's or Beneficiary's election, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods: (i) one lump-sum payment in cash or in property; (ii) payments over a period certain in monthly, quarterly, semiannual or annual cash installments after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary). If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.

                (b) Notwithstanding anything herein to the contrary, the Administrator may, unless the Participant elects (with the consent of the Participant's spouse) a later distribution date, commence distribution of the Participant's Company Stock Account balance not later than one year after the close of the Plan Year (i) in which the Participant separates from service on account of retirement or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service; provided, however, any Company Stock allocated to a Participant's Company Stock Account purchased by means of an Exempt Loan, may not be distributed until after such Exempt Loan is repaid in full.

                (c) The distribution of a Participant's benefits may not commence prior to the later of the Participant's Normal Retirement Age or age 62 if the Vested portion of the Participant's Account exceeds or has ever exceeded $3,500 at the time of any prior distribution, unless the distribution is consented to in writing by the Participant and his spouse or, if the Participant is deceased, the Participant's surviving spouse. With regard to this required consent:

                        (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(e).

                        (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                        (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                        (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                (d) Subject to Sections 7.5(e) and 7.5(h), upon termination of employment by retirement or otherwise, a Participant may direct that his benefit remain in the Plan in the form of Company Stock until such time as the Participant requests a distribution. Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as an Elective Account, Matching Contribution Account, Employee After-Tax Account, Company Stock Account, Rollover Account or as an Other Investments Account, as the case may be, as provided in Article 4. However, none of such accounts will be credited with any further Participant or Employer contributions or Forfeitures.

                (e) Notwithstanding any provision in the Plan to the contrary, effective January 1, 1997, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2):

                        (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 702 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" with respect to the Plan Year ending in the calendar year in which he attains age 702. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

                        (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                        Additionally, for calendar years beginning prior to
                1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

                (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary) be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. Except, however, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 702. If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse were the Participant.

                (g) For purposes of Section 7.5(f), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 702; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

                (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with such rules as may be prescribed by Treasury regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

                (i) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution on or as of an Anniversary Date, the distribution may be made or begun on such date or as soon thereafter as is practicable. However, unless a Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits will begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                        (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified under the Plan,

                        (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                        (3) the date the Participant terminates his service with the Employer.

        7.6     How Plan Benefit will be Distributed

                (a) Distribution of a Participant's Company Stock Account may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such Company Stock Account shall be distributed only in the form of Company

Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that his Company Stock Account be distributed solely in Company Stock. If the Participant or his Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Administrator shall direct the Trustee to make such distribution in such form as the Administrator, in his sole discretion, shall determine.

                (b) If a Participant or Beneficiary demands that his Company Stock Account be distributed solely in Company Stock, distribution of a Participant's Company Stock Account will be made entirely in whole shares or other units of Company Stock. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution. If the Trustee is unable to purchase the Company Stock required for distribution, he shall make distribution in cash within one (1) year after the date the distribution was to be made, except in the case of a retirement distribution which shall be made within sixty (60) days after the close of the Plan Year in which a Participant's retirement occurs.

                (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

                (d) Notwithstanding anything contained herein to the contrary, if the Employer's charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the distribution of a Participant's Company Stock Account may be made entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

                (e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributed by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

                (f) Except as otherwise provided in this Plan, a Participant is not entitled to any payment, withdrawal or distribution under the Plan during his participation. If any such partial distribution is made, the Participant's benefit when computed will be reduced by the amount of any such advance.

                (g) If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.3 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary to whom a distribution of such Company Stock is being made must receive substantially the same proportion of each class.

        7.7     Distribution for Minor Beneficiary

        In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

        7.8     Location of Participant or Beneficiary Unknown

        In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

        7.9     Right of First Refusals

                (a) If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

                (b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

                (c) The closing pursuant to the exercise of the right of first refusal under Section 7.9(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

                (d) Except as provided in this Paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5.3 hereof shall be subject to a right of first refusal. Company Stock, which is acquired with the proceeds of an Exempt Loan which is distributed to a Participant or Beneficiary shall be subject to the right of first refusal, provided for in Paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section l5A(b) of the 1934 Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.3, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under 26 CFR 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of Paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

        7.10    Stock Certificate Legend

        Certificates for shares distributed pursuant to the Plan shall contain the following legend:

                "The shares represented by this certificate are transferable only upon compliance with the terms of the RANDALLS FOOD MARKETS, INC. ESOP/401(k) SAVINGS PLAN (Amended and Restated as of April 1, 1997), which grants to Randalls Food Markets, Inc. and the Trust Fund, a right of first refusal, a copy of said Plan being on file in the office of the Company."

        7.11    Put Option

                (a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula, as required by the Revenue Act of 1978. Such Stock shall be subject to the provisions of Section 7.11(c), except to the extent the provisions of 7.11(c) may conflict with any applicable regulations promulgated under the Revenue Act of 1978.

                (b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.12) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

                (c) The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph "Participant" means a Participant and the Beneficiaries of the Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. If it is known at the time a loan is made that Federal or State law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

                The put option shall commence as of the day following the date the Company Stock is distributed to the former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

                The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law.

        The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Paragraph (d)(5) of 26 CFR 54.4975-11. The provisions for payment under the put option shall not exceed a 60 day period from the exercise date of the put option.

                (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

        7.12    Nonterminable Protections and Rights

        Except as provided in Section 7.9 and Section 7.11, no Company Stock acquired with the proceeds of a loan described in Section 5.3 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section and in Section
7.9 and Section 7.11 are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.3 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

        7.13    Withdrawals from Employee After-Tax Account

        During the last month of any calendar quarter of any calendar year, a Participant may request that the Administrator distribute to him or her up to 100% of the value, determined as of the end of such calendar quarter, of the Participant's Employee After-Tax Account. The Administrator upon receiving such request may direct the Trustee to make the requested distribution to the Participant. Distribution payments to a Participant will be made as soon as administratively possible after the quarter in which the distribution request is made.

        7.14    Hardship Withdrawals

                (a) A Participant may at any time file with the Administrator an appropriate written request for a hardship withdrawal in either a dollar amount or a percentage figure from his Elective Account. A Participant may withdraw up to the lesser of 100% of his Elective Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Notwithstanding the foregoing, however, no Participant may withdraw any income of the Trust Fund allocated to his Elective Account. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's Elective Account shall be reduced accordingly. The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances including, but not limited to, any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A need shall not be disqualified because it was reasonably foreseeable or voluntarily incurred. Withdrawal under this Section shall be authorized if the distribution is on account of:

                        (1)     Expenses for medical care described in Code
                Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section
                152) or necessary for these persons to obtain medical care;

                        (2) The costs directly related to the purchase of a principal residence for the Participant (including mortgage payments);

                        (3)     Funeral expenses for a member of the
                Participant's immediate family;

                        (4) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

                        (5) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                (b) No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies on the Participant's representation that the need cannot be relieved:

                        (1) Through reimbursement or compensation by insurance or otherwise;

                        (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of such need;

                        (3) By cessation of elective deferrals under the Plan; or

                        (4) By other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

                (c) Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited solely to the Participant's total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distribution pursuant to this Section.

                (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and the Regulations thereunder.

        7.15    Participant Loans

        A Participant may make application to the Administrator to borrow from his Account (not including his Employee After-Tax Account or his Company Stock Account), and the Administrator in its sole discretion may permit such a loan. Loans shall be granted in a uniform and nondiscriminatory manner on terms and conditions determined by the Administrator which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Administrator in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

                (a) The amount of the loan when added to the amount of any outstanding loan or loans to the Participant from any other plan of the Employer or an Affiliated Employer which is qualified under Code Section 401(a) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) fifty percent (50%) of the present value of the Participant's Vested Account balance under the Plan. In no event shall a loan of less than $500 or more than $50,000 be made to a Participant. A Participant may not have more than one (1) loan outstanding at a time under this Plan.

                (b) The loan shall be for a term not to exceed five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant. The loan shall be evidenced by a note signed by the Participant. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Administrator on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Participant who is an Employee will be made by means of payroll deduction from the Participant's compensation. If the Participant is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Administrator. A Participant may repay an outstanding loan in full at any time.

                (c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Administrator shall give written notice to the

        Participant sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Administrator shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Participant as the Administrator deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Participant or the security shall be deemed waived by the Plan as a result of such delay.

                (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant or to the Participant's Beneficiary before making any payments to the Participant or to the Beneficiary.

                (e) Any loan to a Participant under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Participant's right, title and interest in the Trust Fund which shall not exceed fifty percent (50%) of the present value of the Participant's Vested Account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall grant the security interest and provide that, in the event of any default by the Participant on a loan repayment, the Administrator shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

                (f) A request by a Participant for a loan shall be made in writing to the Administrator and shall specify the amount of the loan. If a Participant's request for a loan is approved by the Administrator, the Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Participant. The cash for such payment shall be obtained by redeeming proportionately as of the date of payment the Investment Fund or Funds, or portions thereof, that are credited to the particular Account of such Participant.

                (g) A loan to a Participant shall be considered an investment of the separate Account(s) of the Participant from which the loan is made. All loan repayments shall be credited pro rata to such separate Account(s) and reinvested exclusively in shares of one or more of the Investment Funds in accordance with Section 4.13.

        7.16    Qualified Domestic Relations Order Distribution

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

        7.17    Payment of Distribution Directly to Eligible Retirement Plan

                (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                (b) For purposes of this Section, the following definitions shall apply:

                        (1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                Section 403(a) of the Code, or a qualified trust described in
                Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        (3) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                        (4) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.



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

                                   ARTICLE 8.
                                     TRUSTEE

        8.1     Basic Responsibilities of the Trustee

        The Trustee shall have the following categories of responsibilities:

                (a) Consistent with the "funding policy and method" determined by the Employer and delivered to the Trustee, to invest, manage, and control the Plan assets subject, however, to the direction of the Administrator or an Investment Manager if the Employer or Administrator should appoint such manager as to all or a portion of the assets of the Plan in accordance with the provisions of Section 2.3(c);

                (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

                (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report;

                (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

        8.2     Voting Company Stock

        Except as provided hereafter, the Trustee shall vote all Company Stock held by the Trust in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act. Notwithstanding the foregoing, if the Employer has a "registration-type class of securities," each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock which are entitled to vote and which are allocated to such Participant's (or Beneficiary's, if applicable) Company Stock Account or Employee After-Tax Account are to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant's (or Beneficiary's, if applicable) Company Stock Account or Employee After-Tax Account are to be voted with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in the Regulations. For purposes of this Section 8.2, the term "registration-type class of securities" shall mean (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12. To the extent that Participants or Beneficiaries are, in accordance with the foregoing provisions, entitled to direct the Trustee as to the manner in which shares of Company Stock are to be voted, such voting rights shall be exercised in accordance with the following provisions of this Section 8.2.

                (a) As soon as practicable before each annual or special shareholders' meeting of the Employer, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential directions on how the shares allocated to such Participant's Company Stock Account and Employee After-Tax Account (including fractional shares to 1/1000th of a share) are to be voted. The materials furnished to the Participants shall include a notice from the Trustee explaining that (i) allocated shares of Company Stock will be voted or not voted by the Trustee in accordance with directions of Participants, acting in their capacity as "named fiduciaries" as such term is defined in section 402(a)(2) of the Act (hereinafter, "Named Fiduciaries") with respect to allocated shares to the extent permitted by applicable law, if the Trustee determines that following such directions will not violate the Act; (ii) unallocated shares of Company Stock will be voted at the Trustee's discretion; (iii) by timely returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the allocated shares subject to the decision of the Participant are to be voted, such Participant is consenting to his appointment as Named Fiduciary hereunder, to the extent permitted by applicable law, with respect to allocated shares for which he is entitled to provide the Trustee with voting directions; (iv) a Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitations; and (v) in the event the Participant does not timely return the form or fails to consent to appointment as a Named Fiduciary, the allocated shares for which he is entitled to provide the Trustee with directions will be voted at the Trustee's discretion. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to (A) the consequences of consenting to be appointed a Named Fiduciary, and (B) how to vote the shares. The Administrator and the Trustee may also provide Participants with such other material concerning the matters to be voted as the Trustee or the Administrator in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Administrator, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Administrator shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Upon timely receipt of such voting directions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' directions), shall vote the shares in accordance with subsections (b) through (e) of this Section 8.2. The directions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

                (b) With respect to all corporate matters submitted to shareholders, the Trustee shall vote shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of any Participant (including fractional shares to 1/1000th of a share) in accordance with the directions of such Participant as a Named Fiduciary only if the Trustee determines that the Participant directions are proper and not contrary to the Act. For purposes of this subsection, a Participant's directions with respect to allocated shares are proper and not contrary to the Act if (i) the Trustee determines that Participants have not been subjected to coercion or undue pressure in making their decisions and that clearly false information or misleading information is not distributed to the Participants (or that any false or misleading information that may have been distributed by other parties is corrected), and (ii) the Trustee determines that following the Participant directions would not violate the Act.

                (c) If voting directions for shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of any Participant are not timely received by the Trustee, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as Named Fiduciary with respect to that proxy solicitation. Thereafter, in connection with such proxy solicitation, such allocated and undirected shares shall be voted in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                (d) The Trustee shall vote shares of Company Stock that are unallocated to the Company Stock Account or the Employee After-Tax Account of any Participant in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                (e) For purposes of this Section 8.2, with respect to shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee how to vote such shares as if such Beneficiary were the Participant. Such Beneficiary shall also be treated as the Participant for all other purposes of this Section 8.2.

        8.3     Tender or Exchange Offer for Company Stock

                (a) In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock subject to Section 14(d)(1) of the 1934 Act or subject to Rule 13e-4 promulgated under the 1934 Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trust, the Trustee shall advise each Participant who has shares of Company Stock credited to such Participant's Company Stock Account and Employee After-Tax Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may direct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Company Stock Account and Employee After-Tax Account. The materials furnished to Participants shall include a notice from the Trustee explaining that (i) allocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee in accordance with directions of Participants, acting in their capacity as Named Fiduciaries with respect to allocated shares to the extent permitted by applicable law, if the Trustee determines that following such directions will not violate the Act; (ii) unallocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee at the Trustee's discretion;

        (iii) by timely returning the form and pursuant thereto specifically directing that the allocated shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as Named Fiduciary hereunder, to the extent permitted by applicable law, with respect to allocated shares for which he is entitled to provide the Trustee with directions; (iv) a Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee; and
        (v) in the event the Participant does not timely return the form or fails to consent to appointment as a Named Fiduciary, the allocated shares for which he is entitled to provide the Trustee with directions will either be tendered or exchanged or not tendered or exchanged at the Trustee's discretion. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to (A) the consequences of consenting or not consenting to be appointed a Named Fiduciary, and (B) whether to tender or exchange, including such documents as are prepared by any person and provided to the shareholders of the Employer pursuant to the 1934 Act. The Administrator and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Administrator in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Administrator, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Administrator shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The directions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

                (b) The Trustee shall tender or not tender shares or exchange or not exchange shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of any Participant (including fractional shares to 1/1000th of a share) to the extent directed by the Participant as a Named Fiduciary only if the Trustee determines that the Participant directions are proper and not contrary to the Act. For purposes of this subsection, a Participant's directions with respect to allocated shares are proper and not contrary to the Act if (i) the Trustee determines that Participants have not been subjected to coercion or undue pressure in making their decisions and that clearly false information or misleading information is not distributed to the Participants (or that any false or misleading information that may have been distributed by other parties is corrected), and (ii) the Trustee determines that following the Participant directions would not violate the Act.

                (c) If tender or exchange directions for shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of any Participant are not timely received by the Trustee, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as Named Fiduciary with respect to that tender or exchange offer. Thereafter, in connection with such tender or exchange offer, such



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

        allocated and undirected shares shall be tendered or exchanged or not tendered or exchanged in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                (d) The Trustee shall tender or exchange or not tender or exchange the shares of Company Stock that are unallocated to the Company Stock Account or the Employee After-Tax Account of any Participant in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                (e) In the event, under the terms of a tender offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall, in accordance with the applicable terms and conditions of subsections (a) through (d) above, and the responsibilities and the fiduciary duties of the Trustee as set forth in such subsections, follow such directions which are timely received by the Trustee from the Participants, respecting the withdrawal of such shares from such offer.

                (f) In the event that an offer for fewer than all of the shares of Company Stock held by the Trustee shall be received by the Trustee, shares shall be tendered in accordance with subsections (a) through (e) of this Section 8.3, and shares sold, exchanged or transferred pursuant to such tender shall be on a pro-rata basis based on the total number of shares tendered by the Trustee; provided, however, that any such shares so sold, exchanged, or transferred from any Participant's accounts shall come first from such Participant's Employee After-Tax Account, and once all shares from such account have been sold, exchanged or transferred, next from such Participant's Company Stock Account.

                (g) In the event an offer shall be received by the Trustee and directions shall be solicited from Participants pursuant to subsections (a)-(f) of this Section 8.3 regarding such offer, and prior to the termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall treat the offer as a new offer for purposes of apprising Participants of their rights to direct the Trustee and for purposes of providing Participants with the opportunity to accept or reject their appointment as Named Fiduciaries and shall use its best efforts under the circumstances to solicit directions from Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such directions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsections (a)-(f) of this Section 8.3. In the event a Participant who failed to consent to his appointment as a Named Fiduciary so consents in response to a subsequent offer, the shares with respect to which the Participant would have been entitled to direct the Trustee shall once again be



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

        subject to that consenting Participant's direction with respect to the new offer. In the event a Participant who directed the Trustee with respect to an earlier offer fails to direct the Trustee in response to a subsequent offer, the Participant shall be deemed to have refused appointment as a Named Fiduciary and the allocated shares he would have been entitled to direct shall be subject to the discretion of the Trustee as provided in subsection (c) of this Section 8.3. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

                (h) Neither a Participant's instructions to the Trustee to tender or exchange shares of Company Stock pursuant to this Section 8.3 nor an actual tender or exchange of shares of Company Stock pursuant to this Section 8.3 shall be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares shall be credited to the Employee After-Tax Account and/or the Company Stock Account, as applicable in accordance with the ordering method provided in Section 8.3(f), of the Participant whose shares were tendered or the Suspense Account for which such shares were tendered. The Trustee shall invest such funds as permitted in accordance with the terms of the Plan and the Trust Agreement.

                (i) The Trustee shall take all steps necessary, including the appointment of a corporate Trustee, and/or an outside independent administrator to the extent that such action, after consultation with the Employer and the Administrator, is found necessary to maintain the confidentiality of Participant responses and/or adequately discharge their obligations as Named Fiduciaries.

                (j) For purposes of this Section 8.3, with respect to shares of Company Stock allocated to the Company Stock Account and the Employee After-Tax Account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. Such Beneficiary shall also be treated as the Participant for all other purposes of this Section 8.3.

                                   ARTICLE 9.
                       AMENDMENT, TERMINATION, AND MERGERS

        9.1     Amendment

        The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written



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consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

        In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.12, unless such termination shall then be permitted under the applicable provisions of the Code and Treasury Regulations; such a termination is currently expressly prohibited by Section 54.4975-11(a)(3)(ii) of the Treasury Regulations.

        For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit (as provided in Treasury regulations) shall be treated as reducing the amount credited to the account of a Participant.

        9.2     Termination

        The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

                (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in one "qualified total distribution" (as such term is defined in the Code) as soon as the Trustee deems it to be in the best interests of the Participants; or,

                (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

        9.3     Merger or Consolidation

        This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.



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

                                   ARTICLE 10.
                                  MISCELLANEOUS

        10.1    Participant's Rights

        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

        10.2    Alienation

                (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

                (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.



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        10.3    Construction of Plan

        This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

        10.4    Gender and Number

        Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

        10.5    Legal Action

        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

        10.6    Prohibition Against Diversion of Funds

        Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

        10.7    Return of Funds

                (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

                (b) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.2(c), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue

        Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

                (c) In the event the Employer shall make an excessive or erroneous contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive or erroneous contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess or erroneous contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

        10.8    Bonding

        Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

        10.9    Employer's and Trustee's Protective Clause

        Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

        10.10   Insurer's Protective Clause

        Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

        10.11   Receipt and Release for Payments

        Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

        10.12   Action by the Employer

        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

        10.13   Named Fiduciaries and Allocation of Responsibility

        The "Named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under the Plan; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

        10.14   Headings

        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.



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

        10.15   Uniformity

        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

        10.16   Securities and Exchange Commission Approval

        The Company may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their effective dates in order to obtain a favorable interpretative letter or to terminate the Plan.

        10.17   Indemnification

        Neither the Employer, any of its officers or directors, the Administrator nor the Trustee shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan, unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The Employer may indemnify or purchase insurance to underwrite indemnity for the Administrator and/or the Employer's board of directors against any personal liability or expense except for his own gross negligence.

                                   ARTICLE 11.
                             PARTICIPATING EMPLOYERS

        11.1    Adoption by Other Employers

        Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

        11.2    Requirements of Participating Employers

                (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

                (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such

        Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                (d) All rights and values forfeited by termination of employment shall insure only to the benefit of the Employee-Participants of the Participating Employer by which the forfeiting Participant was employed.

                (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

        11.3    Designation of Agent

        Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

        11.4    Employee Transfers

        It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

        11.5    Participating Employer's Contribution

        All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately on the basis of its total Compensation paid, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any Forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated for the benefit of all Participants of the Plan in accordance with the provisions of this Plan.

        11.6    Amendment

        Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.



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

        11.7    Discontinuance of Participation

        Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter upon receiving written direction from the Administrator transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

        11.8    Administrator's Authority

        The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

        11.9    Participating Employer Contribution for Affiliate

        If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

        A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.



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

        IN WITNESS WHEREOF, this Plan has been executed this 1st day of April, 1997 to be effective as of the day and year first above written.


                                        RANDALLS FOOD MARKETS, INC.

                                        By: /s/ Janice R. Schilmoeller
                                           -------------------------------------

                                        Name: JANICE R. SCHILMOELLER
                                             -----------------------------------

                                        Title: Vice President of Risk Management
                                              ----------------------------------

        Consented to:

                                        RANDALLS FOOD MARKETS, INC.
                                        EMPLOYEE BENEFITS COMMITTEE

                                        By: /s/ Janice R. Schilmoeller
                                           -------------------------------------

                                        Name: JANICE R. SCHILMOELLER
                                             -----------------------------------
                                             For the Administrator

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE 1. DEFINITIONS.......................................................................2

ARTICLE 2. TOP HEAVY AND ADMINISTRATION.....................................................14

   2.1  TOP HEAVY PLAN REQUIREMENTS.........................................................14
   2.2  DETERMINATION OF TOP HEAVY STATUS...................................................14
   2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER.........................................17
   2.4  ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY..............................18
   2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES.......................................18
   2.6  POWERS AND DUTIES OF THE ADMINISTRATOR..............................................18
   2.7  RECORDS AND REPORTS.................................................................19
   2.8  APPOINTMENT OF ADVISERS.............................................................19
   2.9  INFORMATION FROM EMPLOYER...........................................................19
   2.10   PAYMENT OF EXPENSES...............................................................20
   2.11   MAJORITY ACTIONS..................................................................20
   2.12   CLAIMS PROCEDURE..................................................................20
   2.13   CLAIMS REVIEW PROCEDURE...........................................................20

ARTICLE 3. ELIGIBILITY......................................................................21

   3.1  CONDITIONS OF ELIGIBILITY...........................................................21
   3.2  APPLICATION FOR PARTICIPATION.......................................................21
   3.3  EFFECTIVE DATE OF PARTICIPATION.....................................................21
   3.4  DETERMINATION OF ELIGIBILITY........................................................21
   3.5  TERMINATION OF ELIGIBILITY..........................................................21

ARTICLE 4. CONTRIBUTION AND ALLOCATION......................................................22

   4.1  EMPLOYER CONTRIBUTION...............................................................22
   4.2  PARTICIPANT'S SALARY REDUCTION ELECTION.............................................22
   4.3  AMOUNT OF EMPLOYER'S CONTRIBUTION...................................................25
   4.4  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION..........................................25
   4.5  ALLOCATION OF CONTRIBUTION, EARNINGS AND FORFEITURES................................25
   4.6  ACTUAL DEFERRAL PERCENTAGE TESTS....................................................29
   4.7  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS......................................31
   4.8  MAXIMUM CONTRIBUTION PERCENTAGE - SECTION 401(M) TEST...............................34
   4.9  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS..................................36
   4.10   MAXIMUM ANNUAL ADDITIONS..........................................................38
   4.11   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS.........................................42
   4.12   TRANSFERS AND ROLLOVERS FROM OTHER QUALIFIED PLANS................................43
   4.13   DIRECTED INVESTMENT ACCOUNT.......................................................45

ARTICLE 5. FUNDING AND INVESTMENT POLICY....................................................46

   5.1  APPLICATION OF CASH.................................................................46
   5.2  TRANSACTIONS INVOLVING COMPANY STOCK................................................46
   5.3  LOANS TO THE TRUST..................................................................46

ARTICLE 6. VALUATIONS.......................................................................47

   6.1  VALUATION OF THE TRUST FUND.........................................................47
   6.2  ANNUAL STATEMENT....................................................................48

ARTICLE 7. DETERMINATION AND DISTRIBUTION OF BENEFITS.......................................48

   7.1  DETERMINATION OF BENEFITS UPON RETIREMENT...........................................48
   7.2  DETERMINATION OF BENEFITS UPON DEATH................................................49
   7.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY....................................50
   7.4  DETERMINATION OF BENEFITS UPON TERMINATION..........................................50
   7.5  DISTRIBUTION OF BENEFITS............................................................52
   7.6  HOW PLAN BENEFIT WILL BE DISTRIBUTED................................................56
   7.7  DISTRIBUTION FOR MINOR BENEFICIARY..................................................57
   7.8  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN......................................57
   7.9  RIGHT OF FIRST REFUSALS.............................................................57
   7.10   STOCK CERTIFICATE LEGEND..........................................................59
   7.11   PUT OPTION........................................................................59
   7.12   NONTERMINABLE PROTECTIONS AND RIGHTS..............................................60
   7.13   WITHDRAWALS FROM EMPLOYEE AFTER-TAX ACCOUNT.......................................60
   7.14   HARDSHIP WITHDRAWALS..............................................................61
   7.15   PARTICIPANT LOANS.................................................................62
   7.16   QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION...................................64
   7.17   PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN......................64

ARTICLE 8. TRUSTEE..........................................................................65

   8.1  BASIC RESPONSIBILITIES OF THE TRUSTEE...............................................65
   8.2  VOTING COMPANY STOCK................................................................65
   8.3  TENDER OR EXCHANGE OFFER FOR COMPANY STOCK..........................................67

ARTICLE 9. AMENDMENT, TERMINATION, AND MERGERS..............................................71

   9.1  AMENDMENT...........................................................................71
   9.2  TERMINATION.........................................................................71
   9.3  MERGER OR CONSOLIDATION.............................................................72

ARTICLE 10. MISCELLANEOUS...................................................................72

   10.1   PARTICIPANT'S RIGHTS..............................................................72
   10.2   ALIENATION........................................................................72
   10.3   CONSTRUCTION OF PLAN..............................................................73
   10.4   GENDER AND NUMBER.................................................................73
   10.5   LEGAL ACTION......................................................................73
   10.6   PROHIBITION AGAINST DIVERSION OF FUNDS............................................73
   10.7   RETURN OF FUNDS...................................................................73
   10.8   BONDING...........................................................................74
   10.9   EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE........................................74
   10.10  INSURER'S PROTECTIVE CLAUSE.......................................................75
   10.11  RECEIPT AND RELEASE FOR PAYMENTS..................................................75
   10.12  ACTION BY THE EMPLOYER............................................................75
   10.13  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY................................75
   10.14  HEADINGS..........................................................................76
   10.15  UNIFORMITY........................................................................76
   10.16  SECURITIES AND EXCHANGE COMMISSION APPROVAL.......................................76
   10.17  INDEMNIFICATION...................................................................76

ARTICLE 11. PARTICIPATING EMPLOYERS.........................................................76

   11.1   ADOPTION BY OTHER EMPLOYERS.......................................................76
   11.2   REQUIREMENTS OF PARTICIPATING EMPLOYERS...........................................77
   11.3   DESIGNATION OF AGENT..............................................................77
   11.4   EMPLOYEE TRANSFERS................................................................77

   11.5   PARTICIPATING EMPLOYER'S CONTRIBUTION.............................................77
   11.6   AMENDMENT.........................................................................78
   11.7   DISCONTINUANCE OF PARTICIPATION...................................................78
   11.8   ADMINISTRATOR'S AUTHORITY.........................................................78
   11.9   PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE.................................78